CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 31, 1998, except for the information in Note 19, for which the date is October 13, 1998, relating to the consolidated financial statements and financial statement schedule of Southern States Cooperative, Incorporated and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Richmond, Virginia
August 6, 1999